As filed with the Securities and Exchange Commission on September 8, 1995 Registration No. 33-_______________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   ________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                   ________

                             THE WISER OIL COMPANY
              (Exact name of issuer as specified in its charter)
          Delaware                                           55-0522128
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

   8115 Preston Road, Suite 400
          Dallas, Texas                                       75225
(Address of Principal Executive Offices)                   (Zip Code)

                                   ________

                THE WISER OIL COMPANY 1991 STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                                   ________

          Lawrence J. Finn                                   Copy to:
       Vice President, Finance                             Kenn W. Webb
        The Wiser Oil Company                           Thompson & Knight,
     8115 Preston Road, Suite 400                   A Professional Corporation
         Dallas, Texas 75225                     1700 Pacific Avenue, Suite 3300
(Name and address of agent for service)                Dallas, Texas 75201
                                                          (214) 969-1700

           (214) 265-0080
   (Telephone number, including
   area code, of agent for service)

                                 CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------------------------
     Title of                           Proposed         Proposed maximum       Amount
     securities        Amount           maximum              aggregate            of
      to be             to be        offering price          offering        registration
     registered       registered      per share(1)           price (1)           fee
     -----------------------------------------------------------------------------------------
     Common stock      360,000           $14.00             $5,040,000         $1,737.94
     $3.00 par value
     per share
     -----------------------------------------------------------------------------------------


     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($14.00) quoted in the consolidated reporting system on September 6, 1995, as reported in the September 7, 1995 edition of THE WALL STREET JOURNAL.

Documents Incorporated by Reference
-----------------------------------

     The contents of the Registration Statement of The Wiser Oil Company (the "Company") on Form S-8, Registration No. 33-44171, filed with the Securities and Exchange Commission on November 25, 1991, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

     All documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Amendments to Plan
------------------

     On August 16, 1994, the Board of Directors adopted amendments to the Plan that (i) increased from 240,000 to 600,000 the aggregate number of shares of the Company's Common Stock reserved for issuance pursuant to options granted under the Plan or as restricted shares awarded under the Plan, and (ii) extended the duration of the Plan by five years so that options may be granted and restricted shares may be awarded under the Plan until June 30, 2001. These amendments were approved by the shareholders of the Company on May 15, 1995.

Exhibits
--------

     In addition to the exhibits filed or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration Statement:

          4.1   The Wiser Oil Company 1991 Stock Option Plan, as amended.

          5.1 Opinion of Thompson & Knight, P.C., regarding 360,000 shares of Common Stock.

          24.1 Consent of independent public accountants to incorporation of reports by reference.

          24.2 Consent of counsel (included in the opinion of Thompson & Knight, P.C., filed herewith as Exhibit 5.1).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 8th day of September, 1995.

                                      THE WISER OIL COMPANY

                                      By:___________________________________
                                        Andrew J. Shoup, Jr., President,
                                        Chief Executive Office and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Andrew J. Shoup, Jr. and Lawrence J. Finn, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

                               Capacity in
     Signature                 Which Signed                  Date
     ---------                 ------------                  ----

                               Chairman of Board             September 8, 1995
___________________________                                  -----------------
John C. Wright

                               President, Chief Executive    September 8, 1995
___________________________                                  -----------------
Andrew J. Shoup, Jr.           Officer, and Director

                               Director                      September 8, 1995
___________________________                                  -----------------
Paul D. Neuenschwander

                               Director                      September 8, 1995
___________________________                                  -----------------
C. Frayer Kimball, III

                               Director                      September 8, 1995
___________________________                                  -----------------
Howard D. Hamilton

                               Director                      September 8, 1995
___________________________                                  -----------------
A. W. Schenck, III

                               Director                      September 8, 1995
___________________________                                  -----------------
Ronald A. Lenser

                               Director                      September 8, 1995
___________________________                                  -----------------
John W. Cushing, III

                               Director                      September 8, 1995
___________________________                                  -----------------
Jon L. Mosle, Jr.

                               Vice President Finance        September 8, 1995
___________________________                                  -----------------
Lawrence J. Finn               and Chief Financial Officer
                               (principal financial and accounting officer)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 8th day of September, 1995.

                                     THE WISER OIL COMPANY

                                     By: /s/ANDREW J. SHOUP, JR.
                                        ---------------------------------------
                                        Andrew J. Shoup, Jr., President,
                                        Chief Executive Office and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Andrew J. Shoup, Jr. and Lawrence J. Finn, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

                                  Capacity in
       Signature                  Which Signed                Date
       ---------                  ------------                ----

/s/JOHN C. WRIGHT                 Chairman of Board           September 8, 1995
---------------------------                                   -----------------
John C. Wright

/s/ANDREW J. SHOUP, JR.           President, Chief Executive  September 8, 1995
---------------------------                                   -----------------
Andrew J. Shoup, Jr.              Officer, and Director

/s/PAUL D. NEUENSCHWANDER         Director                    September 8, 1995
---------------------------                                   -----------------
Paul D. Neuenschwander

/s/C. FRAYER KIMBALL, III         Director                    September 8, 1995
---------------------------                                   -----------------
C. Frayer Kimball, III

/s/HOWARD D. HAMILTON             Director                    September 8, 1995
---------------------------                                   -----------------
Howard D. Hamilton

/s/A. W. SCHENCK, III             Director                    September 8, 1995
---------------------------                                   -----------------
A. W. Schenck, III

/s/RONALD A. LENSER               Director                    September 8, 1995
---------------------------                                   -----------------
Ronald A. Lenser

/s/JOHN W. CUSHING, III           Director                    September 8, 1995
---------------------------                                   -----------------
John W. Cushing, III

/s/JON L. MOSLE, JR.              Director                    September 8, 1995
---------------------------                                   -----------------
Jon L. Mosle, Jr.

/s/LAWRENCE J. FINN               Vice President Finance      September 8, 1995
---------------------------                                   -----------------
Lawrence J. Finn                  and Chief Financial Officer
                                  (principal financial and accounting officer)

                                   EXHIBITS
                                   --------

     IN ADDITION TO THE EXHIBITS FILED OR INCORPORATED BY REFERENCE INTO
THE PRIOR REGISTRATION STATEMENTS, THE FOLLOWING DOCUMENTS ARE FILED AS EXHIBITS TO THIS REGISTRATION STATEMENT:

          4.1   THE WISER OIL COMPANY 1991 STOCK OPTION PLAN, AS AMENDED.

          5.1 OPINION OF THOMPSON & KNIGHT, P.C., REGARDING 360,000 SHARES OF COMMON STOCK.

          24.1 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS TO INCORPORATION OF REPORTS BY REFERENCE.

          24.2 CONSENT OF COUNSEL (INCLUDED IN THE OPINION OF THOMPSON & KNIGHT, P.C., FILED HEREWITH AS EXHIBIT 5.1).

                                                      EXHIBIT 4.1

                             THE WISER OIL COMPANY

             1991 STOCK INCENTIVE PLAN AS AMENDED AUGUST 16, 1994

          The purposes of the 1991 Stock Incentive Plan (the "Plan") are to encourage eligible employees of The Wiser Oil Company (the "Company") and its Subsidiaries to increase their efforts to make the Company and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a Subsidiary, to reward such employees by providing an opportunity to acquire shares of the Common Stock, $3.00 par value, of the Company (the "Common Stock") on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its Subsidiaries. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                   SECTION 1

                                ADMINISTRATION

          The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the company (the "Board") and consisting of not less than two members of the Board, who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are "disinterested persons" as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor rule.

          The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

          The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

                                   SECTION 2

                                  ELIGIBILITY

          Those employees of the Company or any Subsidiary who share responsibility for the management, growth or protection of the business of the Company or any Subsidiary shall be eligible to be granted stock options and to receive restricted share awards as described herein.

          Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options and to award restricted shares as described herein and to determine the employees to whom any such grant or award shall be made and the number of shares to be covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each grant of a stock option or award of restricted shares the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Company or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a Subsidiary and such other factors as the Committee may deem relevant.

                                   SECTION 3

                        SHARES AVAILABLE UNDER THE PLAN

          The aggregate number of shares of the Common Stock which may be issued or delivered and as to which grants of stock options or awards of restricted shares may be made under the Plan is 600,000 shares, subject to adjustment and substitution as set forth in Section 8. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised, the number of shares subject thereto shall again be available for purposes of the Plan. If any shares of the Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted shares awarded under the Plan, the number of shares so forfeited shall again be available for purposes of the Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Company or partly each, as shall be determined from time to time by the Board.

                                   SECTION 4

                       GRANT OF STOCK OPTIONS AND AWARDS
                             OF RESTRICTED SHARES

          The Committee shall have authority, in its discretion, (a) to grant "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code"), to grant "nonstatutory stock option" (i.e., stock options which do not qualify under Section 422 or 423 of the Code) or to grant both types of stock options (but not in tandem) and (b) to award restricted shares.

          Notwithstanding any other provision contained in the Plan or in any stock option agreement or an amendment thereto, but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this
Section 4, the aggregate fair market value, determined as provided in Section 5(G) on the date of grant of incentive stock options, of the shares with respect to which such incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement or an amendment thereto, and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise date of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise date of the incentive stock options with the lowest option prices shall be accelerated first. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if one or more such incentive stock options are converted in whole or in part to nonstatutory stock options.

                                   SECTION 5

                     TERMS AND CONDITIONS OF STOCK OPTIONS

          Stock options granted under the Plan shall be subject to the following terms and conditions:

               (A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "Ten Percent Employee"), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 5(A), the fair market value of the Common Stock shall be determined as provided in Section 5(G). For purposes of this
          Section 5(A), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a stockholder, partner or beneficiary.

               (B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may (if authorized by the Committee at the time of grant in the case of an incentive stock option, or at any time in the case of a nonstatutory stock option) pay the option price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(G), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than one year may be delivered in payment of the option price of a stock option. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued or delivered until the Company has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock which may be issued or delivered under the Plan as provided in Section 3.

               (C) No stock option shall be exercisable by a grantee during the first six months of its term except that this limitation shall not apply following the death of a grantee during employment (as provided in Section 5(E)) or if
          Section 9 becomes applicable. Subject to the terms of
          Section 5(E) providing for earlier termination of a stock option, no stock option shall be exercisable after the expiration of ten years (five years in the case of any incentive stock option granted to a Ten Percent Employee) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

               (D) No stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee.

               (E) Unless the Committee, in its discretion, shall otherwise determine but subject to the provisions of Section 4 in the case of incentive stock options:

                    (i)     If the employment of a grantee who
               is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Grantee") is voluntarily terminated with the consent of the Company or a Subsidiary or a grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

                    (ii)    If the employment of a grantee who
               is not a Disabled Grantee is voluntarily terminated with the consent of the company or a Subsidiary or a grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding nonstatutory stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of employment, whichever is the shorter period;

                    (iii)   If the employment of a grantee who
               is a Disabled Grantee is voluntarily terminated with the consent of the Company or a Subsidiary, subject to the six-month restriction of Section 5(C), any then outstanding stock option held by such grantee shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the termination of employment) by the grantee at any time prior to the expiration date of such stock option or within one year after the date of termination of employment, whichever is the shorter period;

                    (iv)    Following the death of a grantee
               during employment, any outstanding stock option held by the grantee at the time of death shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

                    (v)     Following the death of a grantee
               after termination of employment during a period when a stock option is exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative (but only to the extent the stock option was exercisable by the grantee immediately prior to the death of the grantee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

                    (vi)    Unless the exercise period of a
               stock option following termination of employment has been extended as provided in Section 9(C), if the employment of a grantee terminates for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death, all outstanding stock options held by the grantee at the time of such termination of employment shall automatically terminate.


          Whether termination of employment is a voluntary termination with the consent of the Company or a Subsidiary and whether a grantee is a Disabled Grantee shall be determined in each case, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

          If a grantee of a stock option engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options held by the grantee; provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment has been extended as provided in Section 9(C). Whether a grantee has engaged in the operation or management of a business which is in competition with the Company or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

          (F) All stock options shall be confirmed by a written agreement or an amendment thereto in a form prescribed by the Committee, in its discretion. Each agreement or amendment thereto shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

          (G) Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other
                                 --- ---- ------ -------
reliable publication as
the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(G). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5(G) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

          Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5(F) or an amendment thereto.

                                   SECTION 6

                            TERMS AND CONDITIONS OF
                            RESTRICTED SHARE AWARDS

          Restricted share awards shall be evidenced by a written agreement in a form prescribed by the Committee, in its discretion, which shall set forth the number of shares of the Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares while such shares are subject to other restrictions imposed under this Section 6), the duration of such restrictions, events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Committee in its discretion deems appropriate. If restricted shares are awarded to an officer or director as defined for purposes of Rule 16b-3 under the 1934 Act or any successor rule, the restricted share agreement shall provide that the restricted shares subject to such agreement may not be sold, assigned, transferred or encumbered until at least six months have elapsed from the date of the restricted share award unless Section 9 becomes applicable. Restricted share awards shall be effective only upon execution of the applicable restricted share agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee.

          Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the share certificates representing the restricted shares shall be held by the Company in escrow. Upon the lapse or termination of the applicable restrictions (and not before such time), the share certificates representing the restricted shares shall be delivered to the awardee. From the date a restricted share award is effective, the grantee shall be a stockholder with respect to all the shares represented by the share certificates for the restricted shares and shall have all the rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid with respect to the restricted shares, subject only to the succeeding paragraph and the restrictions imposed by the Committee.

          If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the shares of the Common Stock distributed with respect to any restricted shares held in escrow shall also be held by the Company in escrow and be subject to the same restrictions as are applicable to the restricted shares. If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock

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

split-up, combination of shares, merger or consolidation or otherwise, such stock or other securities into which any restricted shares held in escrow are changed or for which any restricted shares held in escrow may be exchanged shall also be held by the Company in escrow and be subject to the same restrictions as are applicable to the restricted shares. Owners of any restricted shares held in escrow shall be treated in the same manner as owners of shares of the Common Stock not held in escrow with respect to fractional shares resulting from any dividend or other distribution with respect to restricted shares or from any change in or exchange of restricted shares, and any cash or other property paid in lieu of a fractional share shall be subject to the restrictions similar to those applicable to the restricted shares except as otherwise determined by the Committee in its discretion.

          If an awardee of restricted shares engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Committee may immediately declare forfeited all restricted shares held by the awardee as to which the restrictions have not yet lapsed. Whether an awardee has engaged in the operation or management of a business which is in competition with the Company or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

                                   SECTION 7

                              ISSUANCE OF SHARES

          The obligation of the Company to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

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

                                   SECTION 8

                     ADJUSTMENT AND SUBSTITUTION OF SHARES

          If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued or delivered under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

          If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation or otherwise, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued or delivered under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

          In case of any adjustment or substitution as provided for in this
Section 8, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.


          No adjustment or substitution provided for in this Section 8 shall require the Company to issue or deliver or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

          If any such adjustment or substitution provided for in this Section 8 requires the approval of stockholders in order to enable the Company to grant incentive stock options, then no such adjustment or substitution shall be made without the required stockholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

                                   SECTION 9

                      ADDITIONAL RIGHTS IN CERTAIN EVENTS

     (A)  Definitions.

          For purposes of this Section 9, the following terms shall have the following meaning:

          (1) The term "Person" shall be used as that term is used in Section 13(d) and 14(d) of the 1934 Act.

          (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

          (3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

          (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any Subsidiary), whether or not such offer is approved or opposed by the Board.

          (5) "Section 9 Event" shall mean the date upon which any of the following events occurs:

               (a) The Company acquires actual knowledge that any Person other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company has acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 25% or more of the Voting Power of the Company;


               (b)(i) A Tender Offer is made to acquire securities of the Company entitling the holders thereof to 50% or more of the Voting Power of the Company; or (ii) Voting Shares are first purchased pursuant to any other Tender Offer;

               (c) At any time less than 60% of the members of the Board of Directors shall be individuals who were either (i) Directors on the effective date of the Plan or (ii) individuals whose election, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board of Directors) of at least two-thirds of the Directors then still in office who were Directors on the effective date of the Plan or who were so approved;

               (d) The stockholders of the Company shall approve an agreement or plan (a "Reorganization Agreement") providing for the Company to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former stockholders of the Company will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the Voting Power of such surviving or acquiring corporation or the parent thereof; or

               (e) The stockholders of the Company shall approve any liquidation of all or substantially all of the assets of the Company or any distribution to security holders of assets of the Company having a value equal to 30% or more or the total value of all the assets of the Company.

     (B)  Acceleration of the Exercise Date of Stock Options.

          Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(F), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 9 Event occurs all outstanding stock options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

     (C)  Extension of the Expiration Date of Stock Options.

          Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(F), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee whose employment with the Company or a Subsidiary terminates within one year of any Section 9 Event for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

     (D)  Lapse of Restrictions on Restricted Share Awards.

          Unless the agreement referred to in Section 6, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, if any Section 9 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Plan, all such restrictions shall lapse upon the occurrence of any such Section 9 Event regardless of the scheduled lapse of such restrictions.

                                  SECTION 10

          EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER

          Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted a stock option or to be awarded restricted shares under the Plan. Nothing in the Plan, in any stock option granted under the Plan, in any restricted share award under the Plan or in any agreement providing for any of the foregoing or amendment thereto shall confer any right to any employee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of any employee at any time or adjust the compensation of any employee at any time.

                                  SECTION 11

                            AMENDMENT OR TERMINATION

          The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options granted under the Plan or cause a revocation or a forfeiture of any restricted share award under the Plan; and provided further that no such amendment of the Plan shall, without stockholder approval (a) increase the total number of shares which may be issued or delivered under the Plan, (b) make any changes in the class of employees eligible to receive incentive stock options or
(c) be made if stockholder approval of the amendment is at the time required for stock options or restricted shares under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option or restricted shares theretofore granted or awarded under the Plan, adversely affect the rights of such holder with respect thereto.

                                  SECTION 12

                      EFFECTIVE DATE AND DURATION OF PLAN

          The effective date and date of adoption of the Plan shall be July 1, 1991, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of voting stock of the Company represented in person or by proxy at a meeting of such holders duly called, convened and held on or prior to June 30, 1992. No stock option granted under the Plan may be exercised until after such approval and any restricted shares awarded under the Plan shall be forfeited to the Company on June 30, 1992 if such approval has not been obtained on or prior to that date. No stock option may be granted and no restricted shares may be awarded under the Plan subsequent to June 30, 2001.

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